Exhibit 99.1

Media Contact: Janelle Joseph Prosek Partners for KBS (203).254.1300 ext. 119 jjoseph@prosek.com

KBS Real Estate Investment Trust II Announces Intent to
Market its Assets for Sale

NEWPORT BEACH, Calif (May 26, 2016) - As previously announced, on January 27, 2016, the board of directors of KBS Real Estate Investment Trust II, Inc. (the Company) formed a special committee (the Special Committee) composed of all of the Company’s independent directors to explore the availability of strategic alternatives involving the Company. As part of the process of exploring strategic alternatives, on February 23, 2016, the Special Committee engaged Evercore Group L.L.C. (Evercore) to act as financial advisor to the Company to assist the Company and the Special Committee with this process. While the Special Committee continues to explore strategic alternatives for the Company, it has determined that it would be in the best interests of the Company and its stockholders to market for sale the Company’s assets. Based on the results of this sales effort, the board of directors may conclude that it would be in the best interests of the Company and its stockholders to sell one or more of the Company’s assets, and, depending on the scope of the proposed asset sales, thereafter to adopt a plan of liquidation that would involve the sale of the Company’s remaining assets. In the event of such a determination, the proposed plan of liquidation would be presented to the Company’s stockholders for approval. Alternatively, based on the results of the initial sales effort, the board of directors may conclude that it would be in the best interests of the Company and its stockholders for the Company to engage in a limited number of asset sales and continue to operate as a going concern, but with a portfolio that is smaller than the present portfolio.

Cautionary Note Regarding Forward-Looking Statements

The foregoing includes forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as may, will, seeks, anticipates, believes, estimates, expects, plans, intends, should or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Such statements are subject to known and unknown risks and uncertainties which could cause actual results to differ materially from those contemplated by such forward-looking statements. The Company makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements. These statements are based on a number of assumptions involving the judgment of management. Although the Special Committee has engaged Evercore to assist the Company and the Special Committee with the exploration of strategic alternatives for the Company, the Company is not obligated to enter into any particular transaction or any transaction at all. Further, although the Company has begun the process of exploring strategic alternatives and intends to market for sale the Company’s assets, there is no assurance that this process will result in stockholder liquidity, or provide a return to stockholders that equals or exceeds the Company’s estimated value per share. The Company does not expect to provide additional updates regarding its review of strategic alternatives until such time, if any, that it is prepared to announce a material transaction or to conclude the strategic review. Forward-looking statements also depend on factors such as: future economic, competitive and market conditions; the Company’s ability to maintain occupancy levels and lease rates at its real estate properties; the borrower under the Company’s real estate loan investment continuing to make required payments under the loan documents; the ability of the borrower to maintain occupancy levels and lease rates at the property securing the Company’s real estate loan investment; the Company’s ability to successfully dispose of some of its assets at the times and the prices it expects; and other risks identified in Part I, Item IA of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC.

# # #